Exhibit 10.9

AMENDMENT NO. 1 TO PROMISSORY NOTE DATED 27 AUGUST, 2025

THIS AMENDMENT NO. 1 TO PROMISSORY NOTE DATED 27 AUGUST, 2025 (“Amendment No. 1”) is entered into by and between Shreya Acquisition Group, a Cayman Islands exempted company (the “Maker”), and Thews (Mauritius) Limited (the “Payee”), as of January 9, 2026.

WHEREAS, on August 27, 2025, the Maker entered into a promissory note to pay to the order of the Payee or its registered assigns or successors or order, the principal sum of up to Three Hundred Thousand Dollars ($300,000.00) in lawful money of the United States of America, on the terms and conditions described therein (the “Note”);

WHEREAS, pursuant to Section 1 of the Note, the outstanding principal balance was due on the earlier of (i) December 31, 2025 or (ii) the date on which Maker consummates an initial public offering of its securities (the “IPO”); and

WHEREAS, the Maker and the Payee have agreed to amend the Note to extend the maturity date.

NOW, THEREFORE, THE MAKER AND THE PAYEE AGREE AS FOLLOWS:

1. The first sentence of Section 1 of the Note is deleted and replaced with the following:

“1. Principal. The principal balance of this Note shall be payable by the Maker on the earlier of: (i) March 31, 2026 or (ii) the date on which Maker consummates an initial public offering of its securities (the “IPO”).”

2. With the exception of the foregoing, all other provisions of the Note remain in full force and effect.

[Signature page to follow]

IN WITNESS WHEREOF, Maker and Payee, intending to be legally bound hereby, have caused this Amendment No. 1 to be duly executed by the undersigned as of the day and year first above written.

SHREYA ACQUISITION GROUP

By:
Name:
Title:

THEWS (MAURITIUS) LIMITED

By:
Name:
Title: